- --------------------------------------------------------------------------------
 Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED             , 1996

- ------------------------------------------------------------------------------
                     P R O S P E C T U S S U P P L E M E N T
                     (To Prospectus Dated            , 19 )
- ------------------------------------------------------------------------------

                         $                 (Approximate)

                       Asset Backed Securities Corporation
                                    Depositor
               Conduit Mortgage Pass-Through Certificates, Series

                              Class -1 Certificates
              $            Original Principal Amount (Approximate)
            100% of principal payments of the Underlying Certificates
             0% of interest payments on the Underlying Certificates
                              Class -2 Certificates
                          No Original Principal Amount
             0% of principal payments on the Underlying Certificates
      Interest at   % Annual Rate on Class -2 Certificates notional amount

                                -----------------

     The Conduit Mortgage Pass-Through Certificates, Series (the "Certificates"), offered hereby evidence undivided percentage ownership interests in a trust (the "Trust") composed of Conventional Mortgage Pass-Through Certificates, each having a pass-through rate of % (the "Underlying Certificates"). The mortgage pool underlying the Underlying Certificates consists of conventional one- to four-family residential mortgage loans
originated and serviced by       and certain related property. The Underlying
Certificates will be transferred to the Trust, pursuant to a Deposit Trust
Agreement dated as of            1, 199 , by Asset Backed Securities
Corporation, a Delaware corporation (the "Depositor"), in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus.


                                                        (Continued on next page)


     THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF OR OF , ANY AFFILIATE THEREOF OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     See "Risk Factors" beginning on p. S-6 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     There is currently no secondary market for the Certificates and there is no assurance that one will develop. The Underwriter[s] expect[s] to establish a market in the Certificates, but [is] [are] under no obligation to do so. There is no assurance that a secondary market will develop, or, if it does develop, that it will continue.

     The yield to maturity on the Certificates will depend on the rate of principal payments (including prepayments) on the Underlying Certificates. The mortgage loans underlying the Underlying Certificates are conventional loans and may be prepaid at any time without penalty. A lower rate of principal than anticipated would negatively affect the total return to investors in Class -1 Certificates, which are being offered at a discount to their principal amount. The yield to maturity on the Class -2 Certificates will be extremely sensitive to the rate of principal payments on the Underlying Certificates and may fluctuate significantly from time to time. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in Class -2 Certificates to recoup their initial investment. See "Yield Considerations".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                        Price to   Underwriting   Proceeds to
                                        Public     Discount (1)   Depositor (2)
- --------------------------------------------------------------------------------
 Per Class   -1 Certificates                    %            %              %
- --------------------------------------------------------------------------------
 Per Class  -2 Certificates                     %(3)         %              %(3)
- --------------------------------------------------------------------------------
 Total                                  $            $             $
- --------------------------------------------------------------------------------

(1) Calculated as a percent of gross proceeds of the offering of each Class of Certificates.
(2)  Before deduction of expenses payable by the Depositor estimated at $[ ].
(3)  Plus accrued interest, if any, on the Class -2 Certificates from    1, 199
     (the "Cut-off Date").

                                -----------------

The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] rights to reject orders in whole or in part. It is expected that the Certificates, in definitive, fully registered form, will be delivered to the offices of CS First Boston, New York, New York, on or about , 199 .

                                 CS First Boston

- ------------------------------------------------------------------------------

         The date of this Prospectus Supplement is                  , 19

(Continued from Prior Page)

     The Certificates will be issued in two classes, Class -1 (the "Class -1 Certificates") and Class -2 (the "Class -2 Certificates"). The Class -1 Certificates evidence ownership interests in all of the principal payments on the Underlying Certificates. The Class -2 Certificates evidence ownership interests in all of the interest payments on the Underlying Certificates, net of a servicing fee as described herein (the "Servicing Fee"). Interest distributions allocable to the Class -2 Certificates will be passed through monthly at the annual rate of % (the "Annual Rate") on the then aggregate outstanding notional amount of the Class -2 Certificates. The notional amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class -2 Certificates and does not represent an interest in principal payments on the Underlying Certificates.

     Principal payments and interest at the Annual Rate will be distributed to the holders of Certificates ("Certificateholders" or "Holders") entitled thereto on the [last] day of the month (or if such day is not a business day, on the next business day) (the "Distribution Date"), or under the circumstances described herein, on the Distribution Date in the next month. The first
distribution will be made on      , 199 .


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


                                -----------------


           [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

           UNTIL , 19 , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              -----------------


                              AVAILABLE INFORMATION


     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust, can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).



                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Underlying Certificates will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                              SUMMARY OF THE TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein shall have the meanings given in the Prospectus.

Securities Offered ................     Conduit Mortgage Pass-Through
                                        Certificates, Series ______ (the
                                        "Certificates").

                                        $           original principal amount
                                        Class -1 Certificates (approximate). No
                                        original Principal Amount Class -2
                                        Certificates. The Class -1 Certificates
                                        represent an undivided percentage
                                        ownership interest in 100% of the
                                        monthly principal payments on the
                                        Underlying Certificates (the "Mortgage
                                        Certificates Principal Distribution").
                                        The Class -1 Certificates do not
                                        evidence an ownership interest in the
                                        monthly interest payments on the
                                        Underlying Certificates.

                                        The Class -2 Certificates represent an
                                        undivided percentage ownership interest
                                        in 100% of the monthly interest payment
                                        on the Underlying Certificates (the
                                        "Mortgage Certificate Interest
                                        Certificate Interest Distribution"), net
                                        of the Servicing Fee as described herein
                                        (such net rate of interest on the Class
                                        -2 Certificates then outstanding
                                        notional amount being referred to herein
                                        as the "Annual Rate"). The Annual Rate
                                        is    %. The notional amount for the
                                        Class -2 Certificates is equal to the
                                        aggregate unpaid principal balance of
                                        the Class -1 Certificates, but is used
                                        solely for purposes of determining
                                        interest payments and certain other
                                        rights and obligations of holders of
                                        Class -2 Certificates and does not
                                        represent any interest in principal
                                        payments.

                                        The Certificates will be issued pursuant
                                        to a deposit trust agreement, dated as
                                        1, 19 (the "Deposit Trust Agreement"),
                                        between,          as trustee (the
                                        "Trustee") and Asset Backed Securities
                                        Corporation (the "Depositor").

Depositor.........................      Asset Backed Securities Corporation, a
                                        Delaware corporation (the "Depositor").

Cut-off Date......................                 , 19  .

Delivery Date.....................      On or about                , 19  .

Record Date.......................      [With respect to each Distribution Date,
                                        the last business day of the month
                                        preceding the month in which such
                                        Distribution Date occurs.]

Denominations......................     The Class -1 Certificates will be
                                        offered in fully registered form, in
                                        minimum denominations of $[     ]
                                        original principal amount and multiples
                                        of $[      ] in excess thereof. The
                                        Class -2 Certificates will be offered in
                                        fully registered form, in minimum
                                        denominations of $[      ] original
                                        notional amount and multiples of $[    ]
                                        in excess thereof.

Principal..........................     The Class -1 Certificates will receive
                                        all principal payments on the Underlying
                                        Certificates (including prepayments).
                                        The Class

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        -2 Certificates receive no principal
                                        payments on the Underlying Certificates.
                                        The rate of distribution of principal of the Certificates will depend on the rate of payment of principal of the mortgage loans underlying the Underlying Certificates which, in turn, will depend on the characteristics of such underlying mortgage loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the mortgage loans underlying the Underlying Certificates.

Interest...........................     The Class -2 Certificates will receive
                                        all interest payments on the Underlying
                                        Certificates, after deduction of the
                                        Servicing Fee, as described herein. The
                                        Class -1 Certificates will receive no
                                        interest payments on the Underlying
                                        Certificates.

Distribution Dates.................     Distributions on the Underlying
                                        Certificates that are received by the
                                        Trustee and become cleared funds in the
                                        hands of the Trustee prior to 1:00 p.m.
                                        on the [last] day of each month
                                        following the distribution date for the
                                        Underlying Certificates, or, if such day
                                        is not a business day, on the next
                                        business day will be distributed to
                                        Certificateholders on such day (each, a
                                        "Distribution Date"). Distributions on
                                        the Underlying Certificates that are
                                        received by the Trustee and become
                                        cleared funds in the hands of the
                                        Trustee at or after 1:00 p.m. on any
                                        Distribution Date will be distributed to
                                        Certificateholders on the Distribution
                                        Date in the next month. Distributions
                                        will be made only if, and to the extent
                                        that, payments are made on the
                                        Underlying Certificates and received by
                                        the Trustee. The first Distribution Date
                                        will be           , 19 . The Cut-off
                                        Date will be          , 19 .

Underlying Certificates............     %         [Name of Underlying
                                        Certificates] in the aggregate
                                        outstanding principal balance of $[    ]
                                        as of the Cut-off Date. Under the
                                        terms of the Underlying Certificates,
                                        the final payment thereon will not be
                                        later than            ,            . See
                                        "Description of the Underlying
                                        Certificates".

Certain Risk Factors...............     For a discussion of certain risk factors
                                        that should be considered in connection
                                        with an investment in the Certificates,
                                        including those relating to [describe
                                        risk factors specific to transaction],
                                        see "Risk Factors" herein.

Yield Considerations...............     The rate of payment of principal of the
                                        Class -1 Certificates, and the aggregate amount of each distribution on and the yield to maturity of all Certificates, will depend on the rate of payment of principal (including prepayments) of the mortgage loans underlying the Underlying
                                        Certificates. The mortgage loans
                                        underlying the Underlying Certificates
                                        are conventional mortgage loans and can
                                        be prepaid at any time without penalty.
                                        The rate of payment of principal varies
                                        significantly from time to time and
                                        between pools of mortgage loans at any
                                        time and will be affected by a variety
                                        of factors.

                                        The yield to maturity on the Class -2
                                        Certificates, which are being offered
                                        without any original principal amount,
                                        is extremely sensitive to the rate of
                                        payment of principal of the mortgage
                                        loans underlying the Underlying
                                        Certificates and may fluctuate
                                        significantly from time to time.
                                        Investors should fully consider the
                                        associated risks, including the risk
                                        that if the rate of principal

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        payment is rapid such investors may not
                                        recoup their initial investment. See
                                        "Yield Considerations".

Optional Termination............        The mortgage loans underlying the
                                        Underlying Certificates are subject to
                                        repurchase at the option of
                                                       at such time as the
                                        outstanding principal balance of such
                                        mortgage loans is less than [10]% of
                                        their outstanding principal balance as
                                        of          . The Depositor may, in the
                                        event such option is exercised, or
                                        otherwise, at such time as the
                                        outstanding principal balance of the
                                        Certificates is less than [10]% of their aggregate principal balance as of the Cut-off Date purchase the Certificates, in whole, but not in part, at the purchase price set forth herein. See
                                        "Description of the
                                        Certificates-Optional Termination"
                                        herein.

Certificate Rating.................     It is a condition of issuance of the
                                        Certificates that they be rated
                                        "          " by the Rating Agency prior
                                        to issuance. A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities and may be subject to
                                        revision or withdrawal at any time by
                                        the assigning rating organization. A
                                        security rating does not address the
                                        frequency of prepayments or the
                                        possibility that Certificateholders
                                        might suffer a lower than anticipated
                                        yield. A security rating also does not
                                        represent any assessment of the yield to maturity that investors may experience.
                                        See "Risk Factors" herein and in the
                                        Prospectus, "Rating" herein, "Yield and
                                        Prepayment Considera tions" herein and
                                        "Yield Considerations" in the
                                        Prospectus.

Legal Investment...................     The Certificates constitute
                                        "mortgage-related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act (the "Enhancement
                                        Act"), and, as such, are legal
                                        investments for certain entities to the
                                        extent provided in the Enhancement Act.
                                        See "Legal Investment" in the
                                        Prospectus.

Trustee............................                (the "Trustee"). See
                                        "Description of the
                                        Certificates-Trustee" herein.

ERISA Considerations...............     See "ERISA Considerations" in the
                                        Prospectus.

Tax Aspects........................     See "Certain Federal Income Tax
                                        Consequences" in the Prospectus.
                                        Purchasers of Class -1 Certificates
                                        should see "Certain Federal Income Tax
                                        Consequences-Mortgage Pools-Taxation of
                                        Owners of Trust Fractional Certificates" and "-Taxation of Owners of Trust
                                        Fractional Certificates-Application of
                                        Stripped Bond Rules" in the Prospectus
                                        for discussions of certain tax
                                        considerations particular to the Class
                                        -1 Certificates. Purchasers of Class -2
                                        Certificates should see "Certain Federal
                                        Income Tax Consequences-Mortgage
                                        Pools-Taxation of Owners of Trust
                                        Interest Certificates" in the Prospectus for discussions of certain tax considerations particular to the Class
                                        -2 Certificates.

- --------------------------------------------------------------------------------

                                 RISK FACTORS

General

     [The rate of distributions in reduction of the principal balance of any Class of Certificates, the aggregate amount of distributions of principal and interest on any Class of Certificates and the yield to maturity of any Class of Certificates will be directly related to the rate of payments of principal on the mortgage loans underlying the Underlying Certificates in the Trust Fund and the amount and timing of mortgagor defaults resulting in realized losses with respect to such loans. The rate of principal payments on the mortgage loans underlying the Underlying Certificates will, in turn, be affected by the amortization schedules of such mortgage loans underlying the Underlying Certificates, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted mortgage loans underlying the Underlying Certificates, repurchases of mortgage loans underlying the Underlying Certificates as a result of certain breaches of representations and warranties by the related seller of such mortgage loans and the optional purchase of all of such mortgage loans in connection with the termination of the related trust. Mortgagors are permitted to prepay the mortgage loans underlying the Underlying Certificates, in whole or in part, at any time without penalty.]

     [The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the mortgage rates on the mortgage loans underlying the Underlying Certificates, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the mortgage rates on the mortgage loans underlying the Underlying Certificates, the rate of prepayment would generally be expected to decrease.]

     [An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans underlying the Underlying Certificates will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans underlying the Underlying Certificates will result in an actual yield that is lower than such investor's expected yield.]


     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the mortgage loans underlying the Underlying Certificates due to, among other things (w) a concentration of Mortgage Loans originated by one or a few dealers, (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) and (iii) a discussion of the basis risk associated with a Class of Certificates.]



                   DESCRIPTION OF THE UNDERLYING CERTIFICATES


The Underlying Certificates

     The Underlying Certificates are backed by a pool of conventional one to
four-family residential mortgage loans, originated and serviced by             ,
and certain related property conveyed to the trust by            .

     On the Closing Date, the Depositor will deliver to the Trustee Underlying Certificates having an aggregate principal balance of $[ ] (subject to a permitted variance of up to [5]%) and pass-through rates of [ ]%. The mortgage loans underlying such Underlying Certificates are expected to have a weighted average coupon of approximately % per annum based upon actual information regarding the coupon rates on the mortgage loans.

     The Underlying Certificates are expected to have a weighted average remaining term to maturity of approximately years based upon actual information regarding the remaining terms to maturity of the mortgage loans underlying the Underlying Certificates that the Depositor anticipates delivering to the Trustee. Under the terms of the Underlying Certificates, the final payment
thereon will not be later than           , .

     [additional disclosure with respect to the Underlying Certificates to be added, as appropriate]

     [discussion of underwriting standards used to originate the mortgage loans underlying the Underlying Certificates to be added with respect to Underlying Certificates that comprise a material portion of the Trust Fund]

     The information presented in this section has been derived from the Current Report on Form 8-K filed by with respect to the Underlying Certificates and certain other publicly available statistical information regarding the Underlying Certificates and is derived from the expected balances as of the Cut-off Date of the mortgage loans underlying the Underlying Certificates, such balances being estimated using the method customarily employed by the Depositor. Specific information with respect to the Underlying Certificates will be forth in a Current Report on Form 8-K that will be filed by the Depositor, on behalf of the Trust, with the Securities and Exchange Commission within 15 days after the issuance of the Certificates. [Set forth additional information with respect to the Underlying Certificates.] [A copy of the Prospectus with respect to the Underlying Certificates will be made available to any registered holder of a
Certificate upon written request of such Certificateholder directed to        .]


                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to a deposit trust agreement,
dated as of           , 19 (the "Deposit Trust Agreement"), between            ,
as trustee (the "Trustee"), and the Depositor. Pursuant to the Deposit Trust Agreement, the Depositor will transfer the Underlying Certificates to the
Trustee in exchange for the Certificates on or about           , 19 (the
"Delivery Date"). The Underlying Certificates will be registered in the name of the Trustee and payments on the Underlying Certificates will be made directly to the Trustee.

     The Certificates are to be issued in two classes, Class -1 Certificates (the "Class -1 Certificates") and Class -2 Certificates (the "Class -2 Certificates"). The Class -1 Certificates evidence the Holders' beneficial ownership of an undivided interest in all of the principal payments of the Underlying Certificates. The Class -2 Certificates evidence the Holders' beneficial ownership of an undivided interest in all of the interest payments on the Underlying Certificates after deduction of the Servicing Fee (as defined herein). Payments of interest on the Class -2 Certificates will be passed through monthly to Holders thereof at a % Annual Rate on the outstanding notional amount of such Certificates as of the month preceding the month in which the related distribution of interest is to be made.

     The outstanding principal amount or notional amount, as the case may be, of each Class of Certificates for any month will be equal to the aggregate outstanding principal balance of the Underlying Certificates for that month. The notional amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class -2 Certificates, and Holders of Class -2 Certificates shall not have any interest in, or be entitled to any payment with respect to, principal payments on the Underlying Certificates. The aggregate original principal amount of the Class -1 Certificates and the aggregate original notional amount of the Class -2 Certificates will each be $ at the Cut-off Date.

     Each Class -1 Certificate will evidence a Percentage Interest in the monthly distributions of principal of the Underlying Certificates. Each Class -2 Certificate will evidence a Percentage Interest in the monthly distributions of interest on the Underlying Certificates, net of the Servicing Fee. The Percentage Interest evidenced by each Certificate will be determined by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the same Class. On each Distribution Date, the Trustee will distribute to each Holder of a Certificate of a Class an amount equal to the product of such Certificateholder's Percentage Interest evidenced by such Certificate and the interest of such Class in the Mortgage Certificate Principal Distribution or the Mortgage Certificate Interest Distribution, as applicable.

     The Certificates will be issued only in fully registered form. The Class -1
Certificates will be issued in minimum denominations of $   and multiples of $
in excess thereof. The Class -2 Certificates will be issued in minimum
denominations of $   and multiples of $   in excess thereof.

     Principal and interest at a % pass-through rate in respect of the Underlying Certificates is required to be paid by the issuer of the Underlying Certificates by check mailed directly to the registered holder thereof on the day of each month. Payments of principal and interest will be collected by the Trustee and held in a segregated non-interest-bearing trust account in the name of and for the benefit of the Trust. Distributions on the Underlying Certificates that are received by the Trustee and become cleared funds in the
hands of the Trustee prior to 1:00 p.m. on the    day of the month or, if such a
day is not a business day, on the next business day, will be distributed to Certificateholders on such day (each, a "Distribution Date"). Distributions on the Underlying Certificates that are received by the Trustee and become cleared funds in the hands of the Trustee at or after 1:00 p.m. on any Distribution Date will be distributed to the Certificateholders on the Distribution Date in the next month. In each case the distribution will be made to the Holders of record of the Certificates on the close of business on the last business day of the month preceding the month in which such distribution is made (the "Record Date"). The
first Distribution Date will be    , 19 . Distribution of principal and interest
as set forth above will be made by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, at the request of a Certificateholder, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of a Certificate will be made only upon presentation and surrender of the Certificate at the office of the Trustee specified in the notice to Certificateholders of such final distribution. Wire transfers will be made at the expense of Certificateholders requesting such wire transfers by deducting a wire transfer fee from the related transfer.

     The Certificates will be transferable and exchangeable on the Certificate Register at the office or agency of the Trustee maintained for that purpose in the City of New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such
office or agency is currently located at          .

Trustee

     The Trustee for the Certificates will be          , a bank organized and
existing under the laws of with its principal office located at       .

Servicing Fee

     The Deposit Trust Agreement provides for a servicing fee (the "Servicing Fee") in an amount equal to % of each interest distribution on the Underlying Certificates. The Servicing Fee will be deducted by the Trustee prior to making any payment of interest to Holders of the Class -2 Certificates.

Optional Termination

     The Deposit Trust Agreement provides that the Depositor may purchase Certificates at such time as (i) the mortgage loans underlying the Underlying
Certificates are repurchased by         , or (ii) the aggregate unpaid principal
balance of the Certificates is less than [10]% of the aggregate unpaid principal balance of the Certificates as of the Cut-off Date.

     In such event the Class -1 Certificates will be repurchased at % of their outstanding principal amount and the Class -2 Certificates will be repurchased at % of their outstanding notional amount, in each case, as of the date of such repurchase. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Deposit Trust Agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]


Prepayment Experience

     Because principal payments on the mortgage loans underlying the Underlying Certificates will be passed through to the holders of the Class -1 Certificates and will reduce the notional amount of the Class -2 Certificates, the rate of payment of principal of the Class -1 Certificates and the aggregate amount of distributions on Class -1 Certificates and Class -2 Certificates will be directly related to the rate of payment of principal of the mortgage loans underlying the Underlying Certificates. The rate of principal payments on the underlying mortgage loans will in turn be affected by the rate of principal prepayments thereon (including, for this purpose, payments resulting from liquidations of the mortgage loans due to defaults, casualties, condemnations or other dispositions). The mortgage loans are conventional and can be prepaid at any time without penalty. Prepayments with respect to the Underlying Certificates may also occur as a result of guaranty payments and the optional repurchase provision on the Underlying Certificates. Accordingly, the rate of prepayments on the underlying mortgage loans and rate of payment of principal of the Underlying Certificates will depend upon future events and a variety of factors, and no assurance can be given as to either such rate.

     [The yield to maturity of any Certificates will be affected by the rate of payment of principal of the Underlying Certificates. Specifically, as the Class
- -1 Certificates are being offered at significant discounts from their original principal amounts, if the purchaser of a Class -1 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually received on the Underlying Certificates, its actual yield to maturity will be lower than that so calculated. Conversely, as the Class -2 Certificates are being offered without any original principal amount, if the purchaser of a Class -2 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually received on the Underlying Certificates, its actual yield to maturity will be lower than that so calculated.]

     The timing of changes in the rate of prepayments on the mortgage loans under the Underlying Certificates may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans underlying the Underlying Certificates the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     [Because the Class -1 Certificates are being offered at a discount from their original principal amount, the yield to maturity thereon will be sensitive to the rate of principal payments on the mortgage loans underlying the Underlying Certificates.]

     Because the Class -2 Certificates are being offered without any principal amount, the yield to maturity on the Class -2 Certificates will be extremely sensitive to prepayment experience on the mortgage loans underlying the Underlying Certificates and may fluctuate significantly from time to time. Prospective investors in the Class -2 Certificates should fully consider the associated risks, including the risk that if the rate of payment is rapid such investors may not fully recoup their initial investment.

Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans underlying the Underlying Certificates is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans underlying the Underlying Certificates.

     The assumed final Distribution Date with respect to the Certificates is
[          ], which is the Distribution Date immediately following the latest scheduled maturity date for any mortgage loan underlying the Underlying Certificates. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the mortgage loans underlying the Underlying
Certificates: [insert assumptions]

     The actual characteristics and performance of the mortgage loans underlying the Underlying Certificates will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans underlying the Underlying Certificates will prepay at a constant level of SPA until maturity or that all of the mortgage loans underlying the Underlying Certificates will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the mortgage loans underlying the Underlying Certificates could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the mortgage loans underlying the Underlying Certificates is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans underlying the Underlying Certificates, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]


     The Depositor makes no representation that the mortgage loans underlying the Underlying Certificates will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make his own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. See "Yield Considerations" in the Prospectus. In addition, the rate of principal prepayments on the mortgage loans underlying the Underlying Certificates may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the loans, the interest rates on the loans, the terms to stated and remaining maturity of the loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in real property securing the loans, changes in mortgagors' housing needs, job transfers, unemployment and servicing decisions.

     Generally, however, if prevailing interest rates vary significantly from the interest rates on the mortgage loans underlying the Underlying Certificates, the Underlying Certificates are likely to be subject to higher or lower prepayment rates than if prevailing rates remain at or near the interest rates on the mortgage loans underlying the Underlying Certificates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans underlying the Underlying Certificates, the Underlying Certificates are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans underlying the Underlying Certificates. Conversely, if interest rates rise above the interest rates on the mortgage loans underlying the Underlying Certificates, the rate of prepayment would be expected to decrease.

     The Depositor believes that the historical payment experience on such securities is not necessarily indicative of the future payment experience on the mortgage loans underlying the Underlying Certificates. Since the rate of principal payments (including prepayments) on such mortgage loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the underlying mortgage loans and the suitability of the Certificates to their investment objectives.

Payment Delay

     The effective yield to Certificateholders will be lower than the yield otherwise produced by the Annual Rate and purchase price since the monthly distributions on the Underlying Certificates will not be paid to the Holders until on or after the [last] day of the month next succeeding the month of accrual. See "Pooling and Servicing Agreement" in the Prospectus. To the extent that a monthly distribution on an Underlying Certificate does not become cleared funds in the hands of the Trustee prior to 1:00 p.m. on the Distribution Date in the month such distribution is required to be made by the issuer of such Underlying Certificates, the effective yield to the Certificateholders will be further reduced since such distribution will not be paid to the Holders until the Distribution Date in the next succeeding month. See "Description of the Certificates".

                                     RATING

     It is a condition to the issuance of the Certificates that they be rated
"      " by the Rating Agency. Such rating addresses the likelihood that the holders of the Certificates will receive payments required under the Deposit Trust Agreement. In assigning such a rating to mortgage pass-through certificates, the Rating Agency takes into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make required payments on such certificates. Such rating does not, however, represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such payments might differ from that originally anticipated. As a result, holders of the Certificates might suffer a lower than anticipated yield, and holders of the Class -2 Certificates might fail, in circumstances of extreme prepayment, to recoup their original investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                   [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                  [tax discussion to be added, as applicable]

                       [LEGAL INVESTMENT CONSIDERATIONS]

           [legal investment discussion to be added, as applicable]

                            [ERISA CONSIDERATIONS]

     [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus).]

     To qualify for exemption under PTCE 83-1 (see "ERISA-Prohibited Transaction Class Exemption" in the Prospectus), a certificate of an Exempt Series must entitle its holder to pass-through payments of both principal and interest on the Mortgage Loans. Because holders of Class -1 Certificates or Class -2 Certificates are only entitled to pass-through payments of principal (but not interest) or interest (but not principal), PTCE 83-1 will not exempt Plans that acquire the Class -1 Certificates or Class -2 Certificates from the prohibited transaction rules of ERISA. Any Plan fiduciary who proposes to cause a Plan to purchase Class -1 Certificates or Class -2 Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. However, one of the other PTCE's or the Underwriter's PTE may be applicable. See "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus.


                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Certificates:

                                              Class -1     Class -2
[Underwriter                                  Certificate  Certificates  Total
- ------------                                  -----------  ------------  -----
CS First Boston Corporation.................  $            $             $

       Total................................  $           $              $     ]

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer each Class of the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                                     Concession      Discount
                                     (Percent of    (Percent of
                                       Gross          Gross
                                     Proceeds)       Proceeds)
Class  -1 Certificates............          %              %
Class  -2 Certificates............          %              %

     After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     All of the Underlying Certificates will be acquired in a privately negotiated transaction by the Depositor from CS First Boston Corporation on terms substantially similar to those that the Depositor would obtain in an arm's length transaction. CS First Boston Corporation will have acquired such Certificates in a privately negotiated transaction.

[If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters in connection with Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply substantially all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Underlying Certificates.


[Disclose if a material portion of the Underlying Certificates are derived from the Depositor's (or an affiliate's) unsold allotment or from the Depositor's (or an affiliate's) previous offering(s).]

                                INDEX OF TERMS

                                                                   Page on which
                                                          Term is Defined in the
Term                                                       Prospectus Supplement
- ----                                                       ---------------------
Annual Rate.................................................................S-1
[Certificate Principal Balance......................................prospectus]
Certificates................................................................S-1
Certificateholders..........................................................S-1
Class-1 Certificates........................................................S-1
Class-2 Certificates........................................................S-1
Commission .................................................................S-2
Delivery Date...............................................................S-8
Deposit Trust Agreement.....................................................S-3
Depositor...................................................................S-1
Distribution Date...........................................................S-4
Enhancement Act.............................................................S-5
[ERISA..............................................................prospectus]
Exchange Act................................................................S-2
Interest Weighted Class of Certificates.............................prospectus]
Mortgage Certificate Interest Distribution..................................S-3
Mortgage Certificates Principal Distribution................................S-3
[Mortgage Loan......................................................prospectus]
[Principal Weighted Class of Certificates...........................prospectus]
Record Date.................................................................S-9
Servicing Fee...............................................................S-1
SPA........................................................................S-10
Trust.......................................................................S-1
Underlying Certificates.....................................................S-1
[Underwriter........................................................prospectus]
[Underwriting Agreement.............................................prospectus]

- --------------------------------------------------------------------------------


     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                   ----------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Available Information......................................................S-2
Reports to Certificateholders..............................................S-2
Summary of the Terms.......................................................S-3
Risk Factors...............................................................S-6
Description of the Underlying Certificates.................................S-6
Description of the Certificates............................................S-8
Yield and Prepayment Considerations........................................S-8
Rating....................................................................S-11
Certain Federal Income Tax Consequences...................................S-11
Legal Investment Considerations...........................................S-11
ERISA Considerations......................................................S-11
Underwriting..............................................................S-11
Legal Matters.............................................................S-12
Use of Proceeds...........................................................S-12
Index of Terms............................................................S-13

                                  PROSPECTUS

Prospectus Supplement........................................................2
Additional Information.......................................................2
Incorporation of Certain Information by Reference............................2
Summary of Terms.............................................................3
Risk Factors................................................................14
The Trust Fund..............................................................16
The Depositor...............................................................25
Use of Proceeds.............................................................25
Yield Considerations........................................................26
Maturity and Prepayment Considerations......................................27
Description of the Certificates.............................................29
Credit Support..............................................................54
Description of Insurance....................................................58
Certain Legal Aspects of the Mortgage
  Loans and Contracts.......................................................64
Certain Federal Income Tax Consequences.....................................74
ERISA Considerations........................................................97
Legal Investment...........................................................101
Plan of Distribution.......................................................102
Legal Matters..............................................................103
Index of Terms.............................................................104


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------



                                  Asset Backed
                             Securities Corporation

                                    Depositor

                                  $
                           _________ Conduit Mortgage
                           Pass-Through Certificates,
                                  Series 199 -_




                                   PROSPECTUS




                                 CS FIRST BOSTON


- --------------------------------------------------------------------------------